Expanding the Macugen Franchise Anthony P. Adamis, M.D. Chief Scientific Officer Executive Vice President, Research and Development

Major Near-Term Goals for Macugen Expand indications to include additional significant unmet medical needs Enhance efficacy, safety and delivery

Addressing Unmet Medical Needs Diabetes-related conditions Diabetic macular edema (DME) Diabetic retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Diabetes-Related Vision Loss: Opportunities and Development Status DME Diabetic retinopathy Patient population * 500,000 existing patients in U.S. * 75,000 new patients each year in U.S. *18 million people with diabetes in U.S. *5.3 million with diabetic retinopathy * 75% of diabetics develop retinopathy after 10 years Clinical trial status Target dates for filing study data * Phase 2 trials with Macugen completed Phase 2/3 trial: 2nd half 2005 Europe 2008 U.S. 2010 Progression of diabetic retinopathy secondary endpoint in Phase 2/3 DME trial: 2nd half 2005

Retinal Vein Occlusion (RVO): Opportunities and Development Status Retinal vein occlusion (RVO) Patient population 130,000 new patients per year in the U.S. Clinical trial status Target date for filing study data Phase 2 trials with Macugen in progress Phase 3 trials: 2007 U.S. 2009

Addressing Unmet Medical Needs Diabetes-related conditions Diabetic macular edema (DME) Progression of diabetic retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Addressing Unmet Medical Needs Diabetes-related conditions Diabetic macular edema (DME) Diabetic retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Macugen Control >1 Line(s) Gained >2 Lines Gained >3 Lines Gained >0 Line(s) Gained 51% 73% 43% Increase p = 0.02 73% Increase p = 0.01 34% 59% 240% Increase p = 0.003 10% 34% 157% Increase 18% 129 7% N=169 Diabetic Macular Edema Proof of Principle Data in Phase 2 Trial

131 N=169 Diabetic Macular Edema Significant reduction in retinal edema 50% reduction in need for laser therapy Proof of Principle Data in Phase 2 Trial

Addressing Unmet Medical Needs Diabetes-related conditions Diabetic macular edema (DME) Progression of diabetic retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Ocular Neovascularization: Diabetic Retinopathy No Drugs Currently Approved for Diabetic Retinopathy Only Therapy (Laser) Can Be Destructive

036-007, Detailed Views Study eye shown; fellow eye also with NV, not regressing Macugen 1.0 Baseline Week 36 Week 52 Progression of Diabetic Retinopathy Imaging Data - Phase 2 Study Regression of Retinal Neovascularization

Progression of Diabetic Retinopathy Combined Analysis (n= 69) Combined Analysis (n= 69) Week 36 Week 36 Treatment Arm > 1 step > 2 steps Macugen 0.3 mg 28.2% 12.8% Sham group 13.3% 3.3% Improvement in Severity of Retinopathy - Phase 2 Study

Imaging Data - Phase 2 Study Improvement in Severity of Retinopathy 036-008, Prior Laser Only Involution of microaneuryms Progression of Diabetic Retinopathy

Addressing Unmet Medical Needs Diabetic macular edema (DME) Progression to diabetic retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Retinal Vein Occlusion (RVO) Strong scientific rationale Unmet medical need No approved drug for RVO

Control VEGF164 Blockade Non-selective Blockade (200x) Non-selective VEGF Blockade Leads to Increased Neural Cell Death Nishijima et al., ARVO 2004

Enhancing Macugen's Proven Efficacy and Safety Combining Macugen with other treatments, e.g., photodynamic therapy (PDT) Improving drug delivery through technologies

Addressing Unmet Medical Needs Diabetic macular edema (DME) Progression of Diabetic Retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Macugen + Photodynamic Therapy (PDT) Small (uncontrolled) study completed 60% of neovascular AMD patients gained three lines of vision Enrollment begun for Phase 3b/4 Trials International, multi-center study 62 sites in North America, 33 outside North America 360 patients, randomized to receive Macugen + PDT or Macugen + sham PDT

Addressing Unmet Medical Needs Diabetic macular edema (DME) Progression of Diabetic Retinopathy Retinal vein occlusion (RVO) Combination therapy with photodynamic therapy (PDT) Enhanced drug delivery systems

Drug Delivery Goal is to devise means to reduce number of intravitreal injections of therapeutics

Potential for Preventing AMD and Diabetic Retinopathy Macugen-based AMD and DR prophylaxis opportunity increases treatable population from 100,000s to millions Identify high-risk patients Research will help us better understand biomarkers Administer long-term prophylaxis treatment Chronic treatment requires superior safety

Investigating Sustained-Release Technologies for Aptamer delivery Iontophoresis Microspheres Liposomes Vitreal implants Transcleral delivery devices Gels

Microspheres Syringe-able High encapsulation efficiency Consistent, controllable release Macugen stable to formulation process SEM Micrograph

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